EXHIBIT 5.1


                               June 22, 1995


Magma Copper Company
7400 N. Oracle Road
Suite 200
Tucson, Arizona  85704

     Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration and sale from time to time by you of up to an aggregate of $200,000,000 of (i) debt securities ("Debt Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series, (ii) shares of preferred stock, $.01 par value per share ("Preferred Stock"), in one or more series, (iii) depositary shares representing fractional interests in the Preferred Stock (the "Depositary Shares"), (iv) shares of common stock, $.01 par value per share ("Common Stock"), or (v) warrants ("Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are collectively referred to as the "Securities"), and such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     Based upon the foregoing, we advise you that in our opinion, when the following events have occurred:

     (a) The Registration Statement has become effective under the Securities Act of 1933, as amended;

     (b) The due authorization, approval and filing by you of the Certificate of Designation(s) setting forth the terms of the Preferred Stock;

     (c)       The   due  authorization,  execution   and  delivery  of  the
Depositary Agreement pursuant to which the Depositary Shares are to be issued;

     (d) The due authorization, execution and delivery of the Warrant Agreement pursuant to which the Warrants are to be issued;

     (e) The due authorization, execution and delivery of the Indenture pursuant to which Debt Securities are to be issued, and the qualification of such Indenture under the Trust Indenture Act of 1939, as amended;

     (f)       The  due  execution,   registration  and   delivery  of   the
certificate or certificates evidencing the Securities; and

     (g) The Securities have been established, issued and sold in the manner specified in the Registration Statement and the exhibits thereto, in accordance with corporate and governmental authorities and not in violation of any applicable law, agreement or instrument; then

     1. The Preferred Stock to be issued by you, including the Preferred Stock represented by the Depositary Shares and the Preferred Stock issued upon exercise of any Warrants issued under the Registration Statement, will be legally issued, fully paid and non-assessable;

     2. The Depositary Shares to be issued by you will be legally issued, fully paid and non-assessable;

     3. The Common Stock to be issued by you, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities or upon the exercise of any Warrants, will be legally issued, fully paid and non-assessable;

     4. The Debt Securities to be issued by you, including Debt Securities issued upon exercise of any Warrants issued under the Registration Statement, will be legally issued and binding obligations upon you, subject to the effect of (a) applicable reorganization or similar laws and court decisions affecting creditors' rights and remedies generally and
(b) the application of general principles of equity (whether such enforceability is considered in a proceeding in equity or at law); and

     5. The Warrants to be issued by you will be legally issued, and binding obligations upon you, subject to the effect of (a) applicable reorganization or similar laws and court decisions affecting creditors' rights and remedies generally and (b) the application of general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

     You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis. Accordingly, this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Validity of the Securities" in the Registration Statement and in the Prospectus and the form of Prospectus Supplement.




                                 Very truly yours,

                                 SNELL & WILMER L.L.P.